                                                                  EXHIBIT 10.42

                        SEPARATION AND RELEASE AGREEMENT


     Separation and Release Agreement dated as of January 17, 2000, between VitaminShoppe.com, Inc., a Delaware corporation (the "Company"), and Kathryn Creech, an individual ("Creech").

     The Company and Creech desire to provide for the terms on which Creech's employment by the Company will terminate.

     The parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. Termination. Creech's employment by the Company is terminated, effective as of the date hereof. As a result of that termination, Creech will hold no office or position, and will not be employed by, the Company. Creech agrees and acknowledges that she will no longer serve in the positions of President and Chief Executive Officer of the Company and that she has resigned from the Board of Directors of the Company effective as of the date hereof.

     SECTION 2. SEVERANCE PAYMENTS; OPTIONS.

     2.1 Severance. Creech will receive from the Company the severance payments and benefits to which she is entitled pursuant to Section 4(c) of the Employment and Noncompetition Agreement between the Company and her dated as of June 14, 1999 (the "Employment Agreement "); provided, that such severance payments shall not be made quarterly but shall be made by the Company to Creech on the following dates in the amounts set forth opposite such dates, in full satisfaction of all amounts payable by the Company to Creech under the Employment Agreement:

                   DATE                                        AMOUNT

             February 17, 2000                              $8,333.33
             March 17, 2000                                 $8,333.33
             April 17, 2000                                 $208,333.33
             July 17, 2000                                  $24,999.99
             September 14, 2000                             $50,000.00
             October 17, 2000                               $24,999.99
             December 14, 2000                              $50,000.00
             January 17, 2001                               $24,999.99
             March 14, 2001                                 $50,000.00
             April 17, 2001                                 $24,999.99
             June 14, 2001                                  $65,307.90

Creech acknowledges and agrees that this Agreement shall be the exclusive basis on which she is entitled to receive any compensation or benefits of any kind from the Company. All payments made by the Company to Creech hereunder shall be subject to all applicable federal and state withholding taxes.

     2.2 Stock Options. Creech currently holds fully vested options to acquire 130,815 shares of the Company's Class A Common Stock at $3.82 per share granted under the Company's Stock Option Plan for Employees effective as of June 14, 1999 (the "Plan") and the Nonqualified Stock Option Agreement between the Company and Creech made as of July 1, 1999, effective as of June 14, 1999 (the "Option Agreement") and no other vested options or equity securities of the Company. In consideration for her entry into this agreement and the releases given by her hereunder, the Company hereby agrees to accelerate to today the vesting of options to purchase an additional 50,000 shares of the Company's Class A Common Stock at $3.82 per share granted to her under the Plan and the Option Agreement. Creech acknowledges that all other options and rights to purchase securities of the Company under the Employment Agreement, any option agreement with the Company or any other arrangement with the Company remain unvested and lapse as of the date hereof and that she will have no further claim with respect thereto.

     SECTION 3. OFFICE/EQUIPMENT.

     3.1 Use of Office. The Company shall provide Creech with office space for up to six months from the date hereof (or, if earlier, until she obtains new employment), which shall not be in the Company's premises; provided that the Company shall not be required to pay more than $2,500 per month for such office space.

     3.2 Equipment. The Company hereby transfers to Creech, on an "as is" basis without representation or warranty the Company's personal laptop computer currently in her possession; provided that, prior to such transfer Creech shall provide the Company with access to such laptop computer to enable the Company to delete any and all information, data and files stored on such laptop computer as the Company shall in its sole discretion elect to delete.

     SECTION 4. INDEMNIFICATION.

     To the extent permitted by law, the Company shall indemnify Creech with respect to matters arising from her service as a director or officer or employee of the Company as provided by the Company's Articles of Incorporation and By-Laws as currently in effect.

     SECTION 5. MUTUAL RELEASES.

     (a) In consideration of the acceleration of additional stock options, the other benefits conferred by this agreement and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Creech hereby releases and forever discharges the Company and its subsidiaries, and their respective past, present and future affiliates, stockholders, officers, directors, employees, agents, and controlling persons, and the respective heirs, administrators, successors and assigns of each of the foregoing (each, a "Releasee"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown to her, fixed or contingent, choate or inchoate, which Creech ever had, now has or may have at any time arising out of or relating to Creech's employment with, or status as a director or officer of, the Company or the termination of such employment or status (or any promise or agreement made or entered into, or any action taken or omitted, in connection with such employment, status or termination), including, but not limited to, those arising under the federal Civil Rights Acts of 1866, 1871, 1964 and 1971, as amended, the Age Discrimination in Employment Act of 1967, as amended by, inter alia, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 or any other federal, state or local statute or principle of common law. Creech shall refrain from asserting any matter released hereby against any Releasee in any manner, including, but not limited to, by way of counterclaim, offset or defense and shall actively resist any effort to assert on its behalf any such matter. Creech shall indemnify and hold harmless each Releasee from and against all losses, liabilities, claims, damages and expenses (including costs of investigation and defense and reasonable attorneys' fees), arising directly or indirectly from or in connection with the assertion by or on behalf of Creech of any claim or other matter released pursuant to this paragraph.

     Notwithstanding anything contained herein to the contrary, there is and shall be excepted from the within and foregoing release and discharge any and all of the following: any and all of the obligations of the Company under this Agreement; and any and all rights which Creech may have as an owner of Common Stock and/or Options.

     (b) For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby releases and forever discharges Creech and her heirs, administrators, executors, agents, representatives, successors and assigns (each, a "Creech Releasee"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown to the Company, fixed or contingent, choate or inchoate, which the Company ever had, now has or may have at any time arising out of or relating to Creech's employment or status as a director or officer or the termination of such employment or status (or any promise or agreement made or entered into, or any action taken or omitted, in connection with such employment, status or termination). The Company shall refrain from asserting any matter released hereby against any Creech Releasee in any manner, including, but not limited to, by way of counterclaim, offset or defense and shall actively resist any effort to assert on its behalf any such matter. The Company shall indemnify and hold harmless each Creech Releasee from and against all losses, liabilities, claims, damages and expenses (including costs of investigation and defense and reasonable attorneys' fees), arising directly or indirectly from or in connection with the assertion by or on behalf of the Company of any claim or other matter released pursuant to this paragraph.
                                       3

     Notwithstanding anything contained herein to the contrary, there is and shall be excepted from the within and foregoing release and discharge any and all of the following: any and all of the obligations of Creech under this Agreement.

     SECTION 6. NO DISPARAGEMENT. The Company shall not , directly or indirectly, disparage or impugn the reputation of Creech. Creech shall not, directly or indirectly, disparage or impugn the reputation of the Company, or any of its shareholders, directors, officers, employees or agents. Creech hereby confirms that she does not intend to and shall not, directly or indirectly, make or deliver to the Company any statement for inclusion (or that the Company might be required to include or refer to) in the Company's proxy statement or any filing by the Company with the Securities and Exchange Commission.

     SECTION 7. MISCELLANEOUS.

     7.1 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties hereto in the courts of the State of New York, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of New York.

     7.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreements.

     7.3 Notices. All notices, demands, requests or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows (or to such other addresses as a party may specify as to itself by notice to the other):

                  If to the Company:

                           VitaminShoppe.com, Inc.
                           444 Madison Avenue, Suite 802
                           New York, New York 10022
                           Attention:  President and Chief Executive Officer
                           Facsimile:

                           with copies to:

                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           425 Park Avenue
                           New York, New York 10022
                           Attention: Nancy Fuchs, Esq.
                           Andrea Christensen, Esq.
                           Facsimile: (212) 836-8689

                           If to the Executive:

                           Kathryn Creech
                           31 Copper Beech Road
                           Greenwich, Connecticut 06830
                           Facsimile:       (212) 953-0910

                           with a copy to:

                           Louis L. Broudy, Esq.
                           Broudy & Associates, P.C.
                           230 Park Avenue, Suite 2400
                           New York, New York 10169
                           Facsimile:       (212) 490-3434

     7.4 Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

     7.5 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     7.6 Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power of privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

     7.7 Confidentiality. Creech shall keep the terms of this Agreement confidential and she will not hereafter disclose any information concerning the Company and/or this Agreement to anyone except her attorneys, accountants, tax and financial advisors; except that she may repeat the statements made in the press release issued by the Company with respect thereto on January 18, 2000 (which statements she authorized). The Company shall keep the terms of this Agreement confidential and not hereafter disclose any information concerning this Agreement to anyone except its attorneys, accountants, and tax and financial advisors; except that the Company may make any disclosure regarding the terms of this Agreement (including regarding the amounts payable to Creech and the options accelerated hereunder) that it is advised by counsel is required to be made under the Securities Exchange Act of 1934 (and the rules promulgated thereunder) and any other applicable securities laws, and shall file this Agreement as an exhibit to a report filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

     7.8 Independent Judgment; Revocation. The Company and Creech have each been represented and advised by counsel in connection with the negotiation, execution and delivery of this Agreement, have exercised independent judgment in connection therewith, and have not relied on any statement, promise, representation or warranty not expressly set forth in this Agreement. Creech may revoke this agreement by written notice given to the Company within seven calendar days after the date on which this Agreement is executed by Creech; if so revoked, this agreement shall be of no effect. Creech hereby waives the benefit of any longer revocation or review period to which she may be entitled under any applicable law.



                                              VITAMINSHOPPE.COM, INC.



                                              By: /s/ Jeffrey J. Horowitz
                                                      --------------------------
                                              Name:   Jeffrey J. Horowitz
                                              Title:


      /s/ Kathryn H. Creech
          -------------------
          Kathryn Creech